EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 18, 1999, except for Note H, as to which the date is December 15, 1999, relating to the consolidated financial statements and financial statement schedule of Parametric Technology Corporation, which appears in Parametric Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 1999.

    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 22, 1999